Exhibit 10.18

AMENDMENT NO. 1 TO
CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (“Amendment”) is dated as of September 23, 2004 and is entered into by and between AVIZA TECHNOLOGY, INC., a Delaware corporation (the “Borrower”) and Bank of America, N.A. (the “Lender”). All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).

WITNESSETH

WHEREAS, the Borrower and the Lender have entered into that certain Credit Agreement dated as of August 6, 2004 (the “Credit Agreement”); and

WHEREAS, the Borrower desires to amend the Credit Agreement and the Lender is willing to do so, subject to the terms and conditions stated herein;

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Lender and the Borrower hereby agree as follows:

I.                                         Amendment to the Agreement.  The Lender and Borrower agree that the Credit Agreement shall be amended as follows:

A.                                   Annex A to the Credit Agreement is hereby amended to add the following definitions:

“iStar” means iStar Financial, Inc., a Maryland corporation.

“Permitted Sale” means the sale of the Scotts Valley Real Estate provided that the following requirements are satisfied: (i) at the time of such sale and after giving effect to such sale, no Event of Default exists and is continuing, and (ii) the proceeds of such sale fully repay all obligations under the Real Estate Mortgage Debt or any refinancing thereof and any security interest in any Scotts Valley Related Personal Property securing such Debt is terminated.

“Real Estate Mortgage” means that certain Deed of Trust with Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of September 23, 2004 entered into by Borrower for the benefit of iStar respecting the Scotts Valley Real Estate.

“Real Estate Mortgage Debt” means the Debt of Borrower owing to iStar evidenced by the Promissory Note made by the Borrower for the benefit of iStar dated as of September 23, 2004 in the original principal amount of $12,000,000.

“Scotts Valley Related Personal Property” means the personal property assets of Borrower described on Schedule 7.13(e).

B.                                     Subsection (g) of the definition of “Permitted Liens” as set forth in Annex A to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(g) Liens on the Scotts Valley Real Estate and the Scotts Valley Related Personal Property securing the Debt described in clause (e) of Section 7.13;”

C.                                     The definition of “Revolver B Borrowing Base” as set forth in Annex A to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“‘Revolver B Borrowing Base’ means (a) the sum of (A) 85% of the Net Amount of Eligible Domestic Accounts, plus (B) 75% of the Net Amount of Eligible Foreign Accounts (provided that the aggregate Revolving Loans advanced against Eligible Foreign Accounts shall not exceed 10% of the Revolver B Borrowing Base), minus (b) Reserves from time to time established by the Lender in its reasonable credit judgment.”

D.                                    Section 7.9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“7.9 Mergers, Consolidations or Sales. Neither the Borrower nor any of its Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except for (i) sales of obsolete Inventory, to the extent already reserved-against, at the best sales price obtainable by Borrower, (ii) sales of Inventory in the ordinary course of its business, (iii) sales or other dispositions of Equipment in the ordinary course of business that is obsolete or no longer useable by Borrower in its business with the net sales proceeds from the sale of such Equipment not to exceed $250,000 in any Fiscal Year, (iv) sale of the HTR Product Line, (v) Permitted Acquisitions consummated as a merger or consolidation, and (vi) the Permitted Sale.”

E.                                      Section 7.13(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(e) The Real Estate Mortgage Debt;”

F.                                      Schedule 7.13(e) to this Amendment is hereby added to the Agreement as Schedule 7.13(e) thereto.

G.                                     Section 7.13(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(f) Debt evidencing a refunding, renewal or extension of the Debt described on Schedule 6.9 or in subsection (e) above; provided that (i) the principal amount thereof is not increased, (ii) the Liens, if any, securing such refunded, renewed or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refunded, renewed or extended, (iii) no Person that is not an obligor or guarantor of such Debt as of the Closing Date shall become an obligor or guarantor thereof, (iv) the terms of such refunding, renewal or extension are not materially less favorable to the Borrower or the Lender than the original Debt, and (v) with respect to a refunding, renewal or extension of the Debt described in subsection (e) above, Borrower shall deliver to Lender an intercreditor/access agreement executed by the holder of such Debt in form and substance satisfactory to Lender.”

H.                                    Section 7.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“7.14 Prepayment. Neither the Borrower nor any of its Subsidiaries shall voluntarily prepay any Debt, except (i) the Obligations in accordance with the terms of this Agreement, (ii) payments by Aviza Technology, K.K. of the Japanese Subsidiary Debt in accordance with the terms thereof, and (iii) the repayment of the Real Estate Mortgage Debt or any refinancing thereof, in connection with (A) a Permitted Sale, (B) any full refinancing of such Debt in accordance with Section 7.13(f), or (C) issuance of equity by the Borrower, provided that, (y) the prepayment of such Debt is made solely with the proceeds of the issuance of equity, and (z) the issuance of equity occurs substantially contemporaneous with the prepayment of such Debt.”

II.                                     Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

A.                                   Amendment.  Fully executed copies of this Amendment signed by the Borrower and delivered to Lender.

B.                                     Other Documents.  Borrower shall have executed and delivered to Lender such other documents and instruments as Lender may reasonably require.

C.                                     Real Estate Mortgage.  Lender shall have received execution copies of the Real Estate Mortgage, the instruments secured thereby, and all material terms and conditions of the Real Estate Mortgage and the instruments secured thereby are acceptable to Lender in its reasonable discretion.

D.                                    Acknowledgement and Agreement Regarding Collateral.  Receipt by Lender of a fully executed copy of the Acknowledgement and Agreement Regarding Collateral executed by iStar Financial, Inc., a Maryland corporation, and acknowledged by the Borrower, in form and substance acceptable to the Lender.

III.                                 Miscellaneous.

A.                                   Survival of Representations and Warranties.  All representations and warranties made in the Credit Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender shall affect the representations and warranties or the right of Lender to rely thereon.

B.                                     Reference to Credit Agreement.  The Credit Agreement, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

C.                                     Credit Agreement Remains in Effect.  The Credit Agreement and the Loan Documents, as amended hereby, remain in full force and effect and the Borrower ratify and confirm its agreements and covenants contained therein. The Borrower hereby confirms that no Event of Default or Default exists.

D.                                    Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

E.                                      APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

F.                                      Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of the Lender and Borrower and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Lender.

G.                                     Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

H.                                    Headings.  The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

I.                                         NO ORAL AGREEMENTS.  THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT BETWEEN THE LENDER AND THE BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTI S. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN LENDER AND BORROWER.

IN WITNESS WHEREOF, the parties have executed this Amendment under seal on the date first written above.

AVIZA TECHNOLOGY, INC.,
a Delaware corporation

By:	/s/ Patrick C. O’Connor
Name: Patrick C. O’Connor
Title: Chief Financial Officer

BANK OF AMERICA, N.A.

By:	/s/ Stephen King
Name:	Stephen King
Title:	Vice President

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